NEWS RELEASE
Five Below, Inc. Announces Fourth Quarter and Fiscal 2013 Financial Results
Fourth quarter sales increase of 22.1% to $212.0 million
Fourth quarter GAAP diluted EPS of $0.45; adjusted EPS of $0.47
PHILADELPHIA, PA – (March 25, 2014) – Five Below, Inc. (Nasdaq: FIVE) today announced financial results for the thirteen weeks and fifty-two weeks ended February 1, 2014.

For the thirteen weeks ended February 1, 2014:

•
Net sales increased by 22.1% to $212.0 million from $173.6 million in the fourth quarter of fiscal 2012, which consisted of fourteen weeks; comparable store sales increased by 0.3% on a thirteen week basis.

•
Operating income increased to $40.3 million from $33.0 million in the fourth quarter of fiscal 2012. Adjusted operating income, which excludes the impact of the founders’ transaction in both periods and costs associated with the Company's secondary public offering in the fourth quarter of fiscal 2012 (see GAAP/Non-GAAP reconciliation table), increased to $41.9 million from $35.6 million in the fourth quarter of fiscal 2012.

•	The Company ended the quarter with 304 stores in 19 states, an increase of 25% from the end of the fourth quarter of fiscal 2012.

•
Net interest expense decreased to $0.3 million from $0.5 million in the fourth quarter of fiscal 2012. The decrease in net interest expense resulted from the decrease in the outstanding balance of the Company’s term loan. During the second quarter of fiscal 2013, the Company repaid $15.0 million of principal on the term loan.

•
Net income was $24.8 million compared to $19.2 million in the fourth quarter of fiscal 2012. Adjusted net income, which excludes the impact of the founders’ transaction in both periods and costs associated with the secondary public offering in the fourth quarter of 2012 (see GAAP/Non-GAAP reconciliation table), was $25.8 million compared to $21.4 million for the fourth quarter of fiscal 2012.

•
U.S. generally accepted accounting principles, or GAAP, diluted income per common share was $0.45 compared to $0.35 in the fourth quarter of fiscal 2012. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.47 per share compared to $0.39 per share in the fourth quarter of fiscal 2012.

Thomas Vellios, Co-Founder, and CEO, stated:  “Despite the adverse weather impact during the most important shopping weeks of the year, we are pleased to have ended the fourth quarter with improving trends. Our first quarter of fiscal 2014 is underway and our stores are set for spring. We believe we are well positioned to continue to deliver excitement to our customers with the high quality, trend-right product and the exceptional values they expect from us.”

Mr. Vellios added, “We expect 2014 to be an exciting year for Five Below. Our new stores continue to generate strong performance and returns on investment. We have 62 openings planned this year across new markets like Houston and the state of Tennessee, as well as existing markets that allow for densification opportunities. We are focused on building a solid infrastructure with our investments in people, technology and distribution. This will position our company to execute at the highest levels while solidifying our foundation for the substantial growth that lies ahead. As importantly, it will ensure that we continue to fulfill our promise to our customers as we scale the business.”

For the fifty-two weeks ended February 1, 2014:

•	Net sales increased by 27.8% to $535.4 million from $418.8 million in fiscal 2012, which consisted of fifty-three weeks; comparable store sales increased by 4.0% on a fifty-two week basis.

•
Operating income increased to $53.7 million from $37.7 million in fiscal 2012. Adjusted operating income, which excludes the impact of the founders’ transaction and costs associated with the Company's secondary public offerings in both periods (see GAAP/Non-GAAP reconciliation table), increased to $60.8 million from $49.5 million in fiscal 2012.

•	The Company opened 60 net new stores compared to 52 new stores opened in fiscal 2012.

•	Net interest expense decreased to $1.5 million from $2.4 million in fiscal 2012.

•
Loss on debt extinguishment was $0.3 million as compared to $1.6 million in fiscal 2012. The loss on debt extinguishment was related to the write-off of deferred financing costs in connection with $15.0 million and $65.5 million partial repayments of the Company’s term loan in fiscal 2013 and fiscal 2012, respectively.

•
Net income was $32.1 million compared to $20.0 million in fiscal 2012. Adjusted net income, which excludes the impact of the founders’ transaction and costs associated with the secondary public offerings in both periods (see GAAP/Non-GAAP reconciliation table), was $36.9 million compared to $27.4 million in fiscal 2012.

•
GAAP diluted income per common share was $0.59 as compared to a loss per share of $1.28 in fiscal 2012, which included dividends paid to preferred and unvested restricted shareholders in fiscal 2012. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.68 per share compared to $0.51 per share in fiscal 2012.

Balance sheet highlights as of February 1, 2014:

•	Cash and cash equivalents: $50.2 million

•	Total debt: $19.5 million. In February 2014, subsequent to the fiscal year ended February 1, 2014, the remaining $19.5 million of principal on the term loan was repaid.

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $70.2 million

First Quarter and Fiscal 2014 Outlook:
For the first quarter of fiscal 2014, net sales are expected to be in the range of $120 million to $122 million based on opening 14 new stores and assuming a 3% to 4% increase in comparable store sales. GAAP net income is expected to be in the range of $2.0 million to $2.5 million, with a GAAP diluted income per common share range of $0.04 to $0.05 on approximately 54.3 million estimated diluted weighted average shares outstanding. Excluding $0.5 million, or $0.01 per adjusted diluted share in tax-effected expenses related to the founders' transaction, adjusted net income is expected to be approximately $2.5 million to $3.0 million, or $0.05 to $0.06 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.7 million.

For fiscal 2014, net sales are expected to be in the range of $672 million to $678 million based on opening 62 new stores for the full year and assuming a 4% increase in comparable store sales. GAAP net income is expected to be in the range of $46.4 million to $48.0 million, with a GAAP diluted income per common share of $0.85 to $0.88 on approximately 54.7 million estimated diluted weighted average shares outstanding. Excluding $0.5 million, or $0.01 per adjusted diluted share in tax-effected expenses related to the founders' transaction, adjusted net income is expected to be in the range of $46.9 million to $48.5 million, or $0.86 to $0.89 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.8 million.

Conference Call Information:
A conference call to discuss the fourth quarter and fiscal 2013 financial results and 2014 outlook is scheduled for today, March 25, 2014, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-240-9314 (international callers please dial 913-312-1430) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at www.fivebelow.com in the investor relations section of the website.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 877- 870-5176 (toll/international 858-384-5517.) The pin number to access the telephone replay is 5772261. The replay will be available until April 1, 2014.

Non-GAAP Information:
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2013 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2012 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to extreme weather, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013 and Quarterly Reports on Form 10-Q for the fiscal year ended February 1, 2014 filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds – Style, Room, Sports, Tech (also known as "Media"), Crafts, Party, Candy and Now. Five Below is headquartered in Philadelphia, Pennsylvania.
###
Investor Contact:
ICR, Inc.
Farah Soi
203-682-8200
Farah.soi@icrinc.com
Media Contact:
ICR, Inc.
Alecia Pulman/Jessica Liddell
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	February 1, 2014	February 2, 2013
Assets
Current assets:
Cash and cash equivalents	$50,184	$56,081
Inventories	89,377	60,831
Prepaid income taxes	1,497	36
Deferred income taxes	4,586	1,295
Prepaid expenses and other current assets	15,255	11,433
Total current assets	160,899	129,676
Property and equipment, net	70,381	59,040
Deferred income taxes	232	—
Other assets	542	944
	$232,054	$189,660

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—
Current portion of note payable	19,500	15,000
Accounts payable	34,013	27,952
Income taxes payable	6,007	7,083
Accrued salaries and wages	2,672	4,204
Other accrued expenses	17,550	14,545
Total current liabilities	79,742	68,784
Notes payable	—	19,500
Deferred rent and other	35,439	29,082
Deferred income taxes	—	1,550
Total liabilities	115,181	118,916
Shareholders’ equity:
Common stock	542	540
Additional paid-in capital	284,622	270,637
Accumulated deficit	(168,291)	(200,433)
Total shareholders’ equity	116,873	70,744
	$232,054	$189,660

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Net sales	$211,964	$173,589	$535,402	$418,825
Cost of goods sold	127,795	102,451	347,386	268,989
Gross profit	84,169	71,138	188,016	149,836
Selling, general and administrative expenses	43,828	38,095	134,279	112,182
Operating income	40,341	33,043	53,737	37,654
Interest expense, net	290	545	1,513	2,374
Loss on debt extinguishment	—	—	266	1,594
Other income	—	(150)	—	(408)
Income before income taxes	40,051	32,648	51,958	34,094
Income tax expense	15,225	13,442	19,816	14,069
Net income	24,826	19,206	32,142	20,025
Dividend paid to preferred and unvested restricted shareholders	—	—	—	(65,403)
Net income attributable to participating securities	(314)	(494)	(465)	—
Net income (loss) attributable to common shareholders	$24,512	$18,712	$31,677	$(45,378)
Basic income (loss) per common share	$0.46	$0.36	$0.59	$(1.28)
Diluted income (loss) per common share	$0.45	$0.35	$0.59	$(1.28)
Dividends declared and paid per common share	$—	$—	$—	$2.02
Weighted average shares outstanding:
Basic shares	53,487,300	52,583,441	53,294,805	35,444,200
Diluted shares	53,956,802	52,976,793	53,741,860	35,444,200

FIVE BELOW, INC.

Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Fifty-two weeks ended	Fifty-three weeks ended
	February 1, 2014	February 2, 2013
Operating activities:
Net income	$32,142	$20,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,469	9,599
Gain on conversion of note payable	—	(200)
Loss on debt extinguishment	266	1,594
Loss on disposal of property and equipment	515	58
Amortization of deferred financing costs	251	455
Warrant expense related to professional service providers for services rendered	—	43
Stock-based compensation expense	10,092	12,324
Deferred income tax (benefit) expense	(5,074)	3,812
Changes in operating assets and liabilities:
Prepaid income taxes	(1,461)	(36)
Inventories	(28,546)	(22,041)
Prepaid expenses and other assets	(3,597)	(4,133)
Accounts payable	4,083	3,369
Income taxes payable	(1,076)	(2,056)
Accrued salaries and wages	(1,532)	(5,050)
Deferred rent	8,384	7,723
Other accrued expenses	3,271	4,877
Net cash provided by operating activities	31,187	30,363
Investing activities:
Capital expenditures	(25,931)	(22,890)
Net cash used in investing activities	(25,931)	(22,890)
Financing activities:
Borrowing on note payable under Term Loan Facility	—	100,000
Repayment of note payable under Term Loan Facility	(15,000)	(65,500)
Cash paid for debt financing costs	(40)	(2,751)
Repayment of other note payable	—	(50)
Net proceeds from issuance of common stock	148	73,198
Proceeds from exercise of warrants and options to purchase common stock	1,484	239
Repurchase of unvested restricted shares related to stock option exercises	(7)	(17)
Dividends paid to shareholders	—	(99,451)
Excess tax benefit related to restricted shares and exercise of stock options and warrants	2,262	1,647
Net cash (used in) provided by financing activities	(11,153)	7,315
Net (decrease) increase in cash and cash equivalents	(5,897)	14,788
Cash and cash equivalents at beginning of year	56,081	41,293
Cash and cash equivalents at end of year	$50,184	$56,081

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Operating income	$40,341	$33,043	$53,737	$37,654
Adjustments:
Founders’ transaction (1)	1,515	1,515	6,060	10,797
Secondary public offering fees (2)	—	1,000	1,000	1,000
Adjusted operating income	$41,856	$35,558	$60,797	$49,451

Reconciliation of net income (loss) attributable to common shareholders, as reported, to adjusted net income
	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Net income (loss) attributable to common shareholders	$24,512	$18,712	$31,677	$(45,378)
Adjustments:
Dividends paid to preferred and unvested restricted shareholders	—	—	—	65,403
Net income attributable to participating securities	314	494	465	—
Net income	24,826	19,206	32,142	20,025
Adjustments:
Founders’ transaction (1)	1,515	1,515	6,060	10,797
Secondary public offering fees (2)	—	1,000	1,000	1,000
Less tax benefit	(559)	(348)	(2,311)	(4,373)
Adjusted net income	$25,782	$21,373	$36,891	$27,449

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Diluted weighted average shares outstanding	53,956,802	52,976,793	53,741,860	35,444,200
Adjustments:
Preferred shares conversion	—	—	—	14,739,641
Initial public offering shares issuance	—	—	—	2,293,697
Unvested and vested restricted stock (3)	683,885	1,393,438	783,166	1,519,512
Diluted effect of stock options and warrants (4)	—	—	—	224,223
Adjusted diluted weighted average shares outstanding	54,640,687	54,370,231	54,525,026	54,221,273

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)
Reconciliation of diluted income (loss) per common share, as reported, to adjusted diluted income per common share

	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Diluted income (loss) per common share, as reported	$0.45	$0.35	$0.59	$(1.28)
Adjustments to numerator:
Dividends paid to preferred and unvested restricted shareholders per share	—	—	—	1.85
Founders’ transaction and secondary public offering fees per share (1) (2)	0.03	0.05	0.13	0.33
Income tax benefit per share	(0.01)	(0.01)	(0.04)	(0.12)
Adjustments to weighted average shares outstanding per share	—	—	—	(0.27)
Adjusted diluted income per common share	$0.47	$0.39	$0.68	$0.51

(1)
Founders’ transaction relates to the on-going expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vest through March 2014.

(2)
During each of the second quarter of fiscal 2013 and fourth quarter of fiscal 2012, the Company incurred $1.0 million of non-tax deductible expenses related to legal, accounting, and other fees in connection with secondary public offerings.

(3)	Assumes the impact of all unvested and vested restricted stock as of the beginning of the period.

(4)	Assumes the diluted impact of stock options and warrants and the Company's Employee Stock Purchase Plan utilizing the treasury stock method.